                                                                    EXHIBIT 99.2

                          NOTICE OF GUARANTEED DELIVERY
                                       for
                     $ 75,000,000 11% SENIOR NOTES DUE 2004
                                       of
                        SPANISH BROADCASTING SYSTEM, INC.

         As set forth in the Prospectus, dated ________, 1997 (the "Prospectus"), of Spanish Broadcasting System, Inc. (the "Company") and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), holders who wish to tender their 11% Senior Notes due 2004, Series A (the "Series A Notes") and (i) whose Series A Notes are not immediately available, or (ii) who cannot deliver their Series A Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date (as hereinafter defined), may effect a tender if: (1) The tender is made through an Eligible Institution; (2) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution this properly completed and duly executed Notice of Guaranteed Delivery (by mail, hand delivery or facsimile transmission) setting forth the name and address of the holder, the certificate number(s) of such Series A Notes and the principal amount of the Series A Notes being tendered, stating that the tender is being made thereby and guaranteeing that, within five business days after the Expiration Date, the Letter of Transmittal together with the certificate(s) representing the Series A Notes (or a Book- Entry Confirmation) and any other documents required by the applicable Letter of Transmittal will be delivered by the Eligible Institution to the Exchange Agent; and (3) such properly completed and executed Letter of Transmittal, as well as the certificate(s) representing all tendered Series A Notes in proper form for transfer (or a Book-Entry Confirmation) and all other documents required by the applicable Letter of Transmittal are received by the Exchange Agent within five business days after the Expiration Date. This form may be delivered by an Eligible Institution by mail or hand delivery or transmitted, via telegram, telex or facsimile, to the Exchange Agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.


THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON __________, 1997 UNLESS THE OFFER IS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (THE "EXPIRATION DATE"). TENDERS OF SERIES A NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE EXPIRATION DATE.

                EXCHANGE AGENT: IBJ SCHRODER BANK & TRUST COMPANY

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
      By Overnight Courier:                             By Mail:                                  By Hand:
                                          (insured or registered recommended)
IBJ Schroder Bank & Trust Company          IBJ Schroder Bank & Trust Company         IBJ Schroder Bank & Trust Company
        One State Street                              P.O. Box 84                             One State Street
       New York, NY 10004                        Bowling Green Station                       New York, NY 10004
Attn: Securities Processing Window,             New York, NY 10274-0084              Attn: Securities Processing Window,
      Subcellar One (SC-1)             Attn: Reorganization Operations Department           Subcellar One (SC-1)

                                                       FACSIMILE
                                                     (212) 858-2611

                                                       TELEPHONE
                                                     (212) 858-2103
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         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA
TELEGRAM, TELEX OR FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.


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
Ladies and Gentlemen:

         The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Exchange Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Series A Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

         The undersigned understands that tenders of Series A Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date. Tenders of Series A Notes may also be withdrawn if the Exchange Offer is terminated without any such Series A Notes being exchanged thereunder or as otherwise provided in the Prospectus.

         All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE COMPLETE AND SIGN


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
Signature(s) of Registered Owner(s) or Authorized      Name(s) of Registered Holder(s):_________________
                                                       _________________________________________________
                                                       _________________________________________________
Signatory:__________________________________________
____________________________________________________   Address:_________________________________________
____________________________________________________   _________________________________________________
Principal Amount of Series A Notes tendered:           Area Code and Telephone No.:_____________________
____________________________________________________
Certificate No(s). of Series A Notes (if available):   If Series A Notes will be delivered by book-
____________________________________________________   entry transfer at The Depository Trust
____________________________________________________   Company, insert Depository Account No.:
                                                       _________________________________________________
Date:_______________________________________________
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This Notice of Guaranteed Delivery must be signed by the registered holder(s) of
Series A Notes exactly as its (their) name(s) appear on certificates for Series
A Notes or on a security position listing as the owner of Series A Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)

Name(s):______________________________________________________________
               _________________________________________________________________
Capacity:      _________________________________________________________________
Address(es):   _________________________________________________________________
               _________________________________________________________________
               _________________________________________________________________

Do not send Series A Notes with this form. Series A Notes should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.


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
                                    GUARANTEE
                    (Not to be used for signature guarantee)

         The undersigned, a participant in a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that each holder of Series A Notes on whose behalf this tender is being made "own(s)" the Series A Notes covered hereby within the meaning of Rule 14e-4 under the Exchange Act of 1934, as amended, (b) represents that such tender of Series A Notes complies with such Rule 14e-4, and (c) guarantees that, within five New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Series A Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Series A Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

         The undersigned acknowledges that it must deliver the Letter of Transmittal and Series A Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

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
Name of Firm:______________________________________         _________________________________________
                                                                       Authorized Signature

Address:___________________________________________       Name:______________________________________
___________________________________________________       Title:_____________________________________

Area Code and Telephone No.:_______________________       Date:______________________________________
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